Exhibit 10.6

ASSIGNMENT AGREEMENT

THIS ASSIGNMENT AGREEMENT (this “Agreement”) is made as of November 1, 2017, by and between, Grow Solutions Holdings, LLC, a Colorado limited liability company (the “Assignor”) and TCA Share Holdings, LLC, a Nevada limited liability company (the “Assignee”).

WITNESSETH

WHEREAS, on May 24, 2017, the Assignor was issued 51 shares of Series A Preferred Stock, par value $0.001 per share (the “Preferred Stock”), of Grow Solutions Holdings, Inc., a Nevada corporation (the “Company”); and

WHEREAS, the Assignor desires to irrevocably transfer and assign to the Assignee all of the Assignor’s right, title and interest in and to all of the Preferred Stock of the Company (the “Shares”) for a cash payment in the amount of $50.00 by the Assignee (the “Cash Payment”), and the Assignee wishes to assume all of Assignor’s right, title and interest in and to the Shares for the Cash Payment to the Assignor.

NOW, THEREFORE, in consideration hereof and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.       Incorporation of Recitals. The recitals set forth hereinabove are hereby incorporated herein by this reference with the same force and effect as if fully hereinafter set forth.

2.       Assignment. Assignor is a shareholder of the Company, shall receive the Cash Payment, and believes the Company and the Assignor will benefit from the assignment of the Shares. Assignor hereby acknowledges such benefit and in consideration of the benefit to Assignor and the Company, Assignor hereby irrevocably assigns, transfers and conveys to the Assignee or Assignee’s assigns, all of Assignor’s right, title and interest in and to the Shares.

3.       Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement. A faxed or electronic copy of this Agreement shall be deemed an original.

4.       Governing Law Jurisdiction; Venue. Except in the case of the mandatory forum selection clause set forth below, this Agreement shall be construed and interpreted in accordance with the laws of the State of New Jersey without regard to the principles of conflicts of laws. Any dispute arising under, relating to, or in connection with the Agreement or related to any matter which is the subject or incidental to the Agreement, shall be subject to the exclusive jurisdiction and venue of the state and/or federal courts located in New Jersey. This provision is intended to be a mandatory forum selection clause and governed by and interpreted consistent with New Jersey law.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment Agreement to be executed the day and year first above written.

ASSIGNOR:

GROW SOLUTIONS HOLDINGS LLC

By:	/s/ Jeffrey Beverly
Name:	Jeffrey Beverly
Title:	Member

By:	/s/ Howard Karasik
Name:	Howard Karasik
Title:	Member

By:	/s/ Peter Lau
Name:	Peter Lau
Title:	Member

By:	/s/ William Hayde
Name:	William Hayde
Title:	Member

By:	/s/ Leslie Bocskor
Name:	Leslie Bocskor
Title:	Member

[ - Signature Page 1 of 2 of Assignment Agreement - ]

ASSIGNEE:

TCA SHARE HOLDINGS LLC

By:	/s/ Robert Press
Name:	Robert Press
Title:	Manager

By:	/s/ Alyce Schreiber
Name:	Alyce Schreiber
Title:	Manager

[ - Signature Page 2 of 2 of Assignment Agreement - ]